                                                                    EXHIBIT 99.1

                       [TOWER FINANCIAL CORPORATION LOGO]
                      116 East Berry, Fort Wayne, IN 46802


FOR FURTHER INFORMATION:
Michael Cahill                 Trois Hart                     This release and
Chief Financial Officer        Vice President, Marketing      other company news
260-427-7013                   260-427-7053                   can be found at
mike.cahill@towerbank.net      trois.hart@towerbank.net       www.tofc.net
-------------------------      ------------------------       ------------

  TOWER FINANCIAL CORPORATION REPORTS FIRST QUARTER 2005 EPS OF $0.18, UP 50.0%

FORT WAYNE, INDIANA - APRIL 19, 2005 - TOWER FINANCIAL CORPORATION (NASDAQ:
TOFC) today announced first quarter 2005 net income of $726.9 thousand compared with $480.4 thousand for the first quarter of 2004, an increase of 51.3 percent. Diluted earnings per share were $0.18, a 50.0 percent increase over the $0.12 reported for the prior-year period. Earnings improvement reflects strong growth in both net interest income and non-interest income.

First quarter 2005 highlights include:

     - Total revenue increased 21.7 percent above the prior-year first quarter.

     - Net interest margin for the first quarter of 2005 improved 46 basis points year-over-year.

     - Commercial loans outstanding grew 4.2 percent since year-end 2004 (16.9 percent annualized).

     - Trust fees grew 13.6 percent since year-end 2004 (54.6 percent annualized), reflecting the success of Tower's integrated advisory approach to wealth services.

Donald F. Schenkel, Chairman and Chief Executive Officer, commented, "We are pleased to report strong earnings growth for the first quarter of 2005, driven by a recovering local economy, a strategically-positioned balance sheet, and a more intensive approach to business development. Loan demand has improved since the latter half of 2004, and we anticipate a continuation of this trend as our restructured and enhanced commercial lending teams exploit opportunities in our local marketplace.

"Growth in our wealth management group has also been exceptional. Our 2004 initiative to integrate trust and private banking and more recently -- in the fourth quarter of 2004 -- referrals from commercial lenders, has been generating increased fee revenue and building stronger relationships across-the-board. We believe the strength of this integrated approach will continue to drive growth in trust fees, as well as loan and deposit growth."

Total revenue, consisting of net interest income and non-interest income, was $4.9 million for the first quarter of 2005, an increase of 21.7 percent over the $4.1 million reported in the prior-year period. Net interest income grew 23.3 percent to $4.0 million, reflecting an 8.9 percent increase in average earning assets and a 46 basis point improvement in the net interest margin to 3.63 percent. Mr. Schenkel noted, "Our net interest income improvement was driven by both growth in earning assets and effective management of our asset-sensitive balance sheet. We anticipate these trends to continue throughout the year."

Non-interest income for the first quarter of 2005 was $906.9 thousand, up 15.0 percent above the $788.4 thousand reported in the first quarter of 2004. Tower reported trust fees of $500.1 thousand, an increase of $93.3 thousand or 22.9 percent above the prior-year first quarter, as well as 48.2 percent growth in other fees, partially offset by declines in service charges and mortgage banking fees. Mr. Schenkel noted, "We continue to reap the benefits of recent infrastructure and organizational changes in our wealth services group. Our integrated approach has enabled us to achieve our seventh consecutive quarter of record growth in trust fees. Year-over-year growth in trust fees has been strong, but we believe this first quarter's performance more closely reflects the exceptional potential of wealth services in our market. First quarter trust fees increased $65.4 thousand, or 13.6 percent since the beginning of the year (54.6 percent on an annualized basis)." The group currently manages 544 accounts and $398.8 million in assets compared with 462 accounts and $326.5 million in assets a year ago, an increase of 17.8 percent and 22.1 percent, respectively.

Non-interest expense for the first quarter of 2005 was $3.2 million, a 15.6 percent increase over the $2.8 million reported for the first quarter of 2004. Salaries, benefits and occupancy expense together rose 26.3 percent, reflecting corporate growth and the Company's investment in 17 additional FTE employees, an increase of 14.8 percent. Professional expenses returned to a more normalized level this quarter; the $176.4 thousand reported represents a decline of $63.3 thousand or 26.7 percent from the year-ago quarter. The efficiency ratio was
65.72 percent for the first quarter of 2005, an improvement from 69.19 percent reported for the prior-year first period.

Mr. Schenkel noted that asset quality is sound, and that Tower is comfortably reserved. Non-performing assets at March 31, 2005 were $3.7 million, or 0.75 percent of total assets, compared with $2.7 million or 0.56 percent for the linked quarter and $2.1 million or 0.47 percent, for the year-ago quarter. "The majority of the increase in non-performing assets consists of real-estate in foreclosure; this represents income-producing property with a positive cash flow and favorable marketability," added Mr. Schenkel. Net charge-offs for the first quarter of 2005 were $464 thousand, or 0.46 percent of average loans on an annualized basis, compared with $391 thousand or 0.42 percent of average loans for the first quarter of 2004. Tower's allowance for loan losses was 1.38 percent of loans at March 31, 2005.

Assets reached $487.8 million at March 31, 2005, a 9.4 percent increase over the $446.1 million reported twelve months ago. Loans outstanding grew by $31.5 million, or 8.2 percent, reaching $414.4 million at March 31, 2005. Commercial loans account for $327.8 million or 79 percent of Tower's loan portfolio, and recent growth in this sector has been strong. Since year-end 2004, commercial loans increased 4.2 percent or 16.9 percent annualized. Deposits increased $28.9 million, or 7.8 percent, to $399.9 million; non-interest bearing deposits now comprise 15.7 percent of the deposit portfolio compared with 13.0 percent at March 31, 2004.

Shareholders' equity was $44.5 million at March 31, 2005, an increase of 6.9 percent from the $41.6 million reported for the year-ago quarter. The Company continues its "well-capitalized" status; the total risk-based capital ratio was
12.09 percent. Period-end shares outstanding totaled 4,003,156. "We are on track for an excellent year, with all areas of our business performing up to expectation," concluded Mr. Schenkel.

ABOUT THE COMPANY
Tower Financial Corporation is the bank holding company for Tower Bank & Trust Company, a rapidly growing community bank that opened in February 1999. The only publicly-held bank headquartered in Fort Wayne, Indiana, Tower provides a wide variety of bank and trust services to businesses and consumers located in Northeast Indiana through its five full-service banking centers and one business development office. Tower Financial Corporation's common stock is listed on the Nasdaq National Market under the symbol "TOFC." For further information, please visit Tower's web site, www.TOFC.net.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy, and about the Corporation and the Bank. These forward-looking statements are intended to be covered by the safe-harbor provisions of the Private Securities Reform Act of 1995.

These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Actual results and outcomes may differ materially from what may be expressed or forecasted in the forward-looking statements. Future factors include changes in interest rates and interest-rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies, trends in customer behavior and their ability to repay loans; changes in the national and local economy; and other factors, including risk factors, referred to from time to time in filings made by the Corporation with the Securities and Exchange Commission and available via EDGAR. These are representative of the future factors that could cause a difference between an ultimate actual outcome and a preceding forward-looking statement. The Corporation undertakes no obligation to update forward-looking statements, whether as a result of new information, future events or otherwise.

Tower Financial Corporation
CONSOLIDATED BALANCE SHEETS
At December 31, 2004 and December 31, 2003

                                                                    (unaudited)                                 (unaudited)
                                                                      MARCH 31           DECEMBER 31              MARCH 31
                                                                        2005                2004                    2004
----------------------------------------------------------------------------------------------------------------------------
ASSETS
Cash and due from banks                                            $  16,892,394        $  11,911,033         $  10,651,335
Short-term investments and interest-earning deposits                  13,141,928            8,109,456             6,831,961
Federal funds sold                                                     2,284,826           17,204,536            10,059,037
                                                             ---------------------------------------------------------------
              Total cash and cash equivalents                         32,319,148           37,225,025            27,542,333

Securities available for sale, at fair value                          31,969,263           35,024,966            28,287,342
FHLBI and FRB stock                                                    3,397,700            3,232,500             2,346,500
Loans held for sale                                                          -                    -                     -

Loans                                                                414,423,394          400,510,491           382,941,007
Allowance for loan losses                                             (5,725,156)          (5,607,992)           (5,367,914)
                                                             ---------------------------------------------------------------
              Net loans                                              408,698,238          394,902,499           377,573,093

Premises and equipment, net                                            2,906,609            2,984,596             2,926,534
Accrued interest receivable                                            1,920,129            1,969,610             1,437,950
Other assets                                                           6,621,623            5,777,805             5,940,069
                                                             ---------------------------------------------------------------

              Total assets                                         $ 487,832,710        $ 481,117,001         $ 446,053,821
                                                             ===============================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits:
   Noninterest-bearing                                             $  62,921,137        $  57,800,311         $  48,269,308
   Interest-bearing                                                  336,975,975          328,579,595           322,683,540
                                                             ---------------------------------------------------------------
              Total deposits                                         399,897,112          386,379,906           370,952,848

Short-term borrowings                                                          -              200,000               500,000
Federal Home Loan Bank advances                                       38,000,000           45,000,000            27,000,000
Junior subordinated debt                                               3,608,000            3,608,000             3,608,000
Accrued interest payable                                                 550,426              559,213               332,994
Other liabilities                                                      1,301,662            1,356,412             2,036,585
                                                             ---------------------------------------------------------------
              Total liabilities                                      443,357,200          437,103,531           404,430,427

STOCKHOLDERS' EQUITY
Preferred stock, no par value, 4,000,000 shares authorized;
   no shares issued and outstanding
Common stock and paid-in-capital, no par value, 6,000,000
   shares authorized; issued and outstanding - 4,003,156
   shares at March 31, 2005 and December 31, 2004 and
   3,942,519 shares at March 31, 2004                                 37,952,860           37,952,860            37,347,861
Retained earnings                                                      6,767,006            6,040,155             4,041,282
Accumulated other comprehensive income, net of tax
   of $(149,490) at March 31, 2005, $13,637 at
   December 31, 2004, and $156,167 at March 31, 2004                    (244,356)              20,455               234,251
                                                             ---------------------------------------------------------------
              Total stockholders' equity                              44,475,510           44,013,470            41,623,394
                                                             ---------------------------------------------------------------

              Total liabilities and stockholders' equity           $ 487,832,710        $ 481,117,001         $ 446,053,821
                                                             ===============================================================

Tower Financial Corporation
CONSOLIDATED STATEMENTS OF OPERATIONS
For the three months ended March 31, 2005 and 2004
(unaudited)

                                                                                 FOR THE THREE MONTHS ENDED
                                                                                          MARCH 31
                                                                       ---------------------------------------
                                                                                  2005                2004
---------------------------------------------------------------------- ---------------------------------------
INTEREST INCOME:
     Loans, including fees                                                     $ 5,760,581        $ 4,443,650
     Securities - taxable                                                          247,291            186,362
     Securities - tax exempt                                                       134,729             89,282
     Other interest income                                                          81,784             29,928
                                                                       ---------------------------------------
         Total interest income                                                   6,224,385          4,749,222

INTEREST EXPENSE:
     Deposits                                                                    1,863,603          1,231,220
     Short-term borrowings                                                             -                3,646
     FHLB advances                                                                 246,989            163,731
     Trust preferred securities                                                     81,180             81,180
                                                                       ---------------------------------------
         Total interest expense                                                  2,191,772          1,479,777
                                                                       ---------------------------------------

Net interest income                                                              4,032,613          3,269,445
PROVISION FOR LOAN LOSSES                                                          581,000            500,000
                                                                       ---------------------------------------

Net interest income after provision
   for loan losses                                                               3,451,613          2,769,445

NONINTEREST INCOME:
     Trust fees                                                                    500,141            406,832
     Service charges                                                               148,152            158,359
     Loan broker fees                                                               62,193             87,764
     Gain on sale of securities                                                        -                2,910
     Other fees                                                                    196,437            132,569
                                                                       ---------------------------------------
         Total noninterest income                                                  906,923            788,434

NONINTEREST EXPENSE:
     Salaries and benefits                                                       1,924,839          1,531,697
     Occupancy and equipment                                                       435,716            336,664
     Marketing                                                                     156,533            188,650
     Data processing                                                               122,318             88,519
     Loan and professional costs                                                   176,407            240,747
     Office supplies and postage                                                    70,801             92,250
     Courier service                                                                79,232             71,177
     Business Development                                                           95,252             75,130
     Other expense                                                                 184,695            181,957
                                                                       ---------------------------------------
         Total noninterest expense                                               3,245,793          2,806,791
                                                                       ---------------------------------------

INCOME BEFORE INCOME TAXES                                                       1,112,743            751,088
Income taxes expense                                                               385,890            270,650
                                                                       ---------------------------------------

NET INCOME                                                                     $   726,853        $   480,438
                                                                       =======================================

BASIC EARNINGS PER COMMON SHARE                                                $      0.18        $      0.12
DILUTED EARNINGS PER COMMON SHARE                                              $      0.18        $      0.12
Average common shares outstanding                                                4,003,156          3,943,512
Average common shares and dilutive
   potential common shares outstanding                                           4,070,758          4,044,039

Total Shares outstanding at end of period                                        4,003,156          3,944,394